Exhibit 4.2

[FACE OF CERTIFICATE]

SA

SERIES A

COMMON

PAR VALUE $.01 EACH

SERIES A

COMMON

PAR VALUE $.01 EACH

A. H. BELO CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE SIDE FOR RIGHTS PLAN CERTIFICATION

SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS

CUSIP 001282 10 2

This Certifies that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF SERIES A COMMON STOCK OF

A. H. Belo Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[SIGNATURE]

SECRETARY

[SEAL]

[SIGNATURE]

CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED:

MELLON INVESTOR SERVICES LLC

TRANSFER AGENT AND REGISTRAR

BY [FAC SIG]

AUTHORIZED SIGNATURE

[REVERSE OF CERTIFICATE]

A. H. BELO CORPORATION

The Corporation is authorized to issue three series of Common Stock (Series A, Series B, and Series C) and more than one series of preferred stock. Upon written request of the recordholder of this certificate to the Corporation at its principal place of business or registered office, a full statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights will be furnished without charge.

Abbreviations

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common
TEN ENT	-as tenants by the entireties
JT TEN	-as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-            Custodian

                                      (Cust)         (Minor)

under Uniform Gifts to Minors Act

                (State)

Additional abbreviations may also be used though not in the above list.

For Value received,                          hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE

Shares of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer such stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

Signature(s) Guaranteed:

The Signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Signature(s)

Notice: the signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between the Corporation and the Rights Agent, dated as of January 11, 2008, as amended or supplemented from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.